Exhibit 99.1

News Release
5 Sarnowski Drive, Glenville, New York, 12302

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE

TrustCo Announces CFO Transition

Glenville, New York – December 16, 2014

Robert J. McCormick, President and Chief Executive Officer of TrustCo Bank Corp NY (TrustCo) (Nasdaq:TRST) announced today that Executive Vice President and Chief Financial Officer Robert T. Cushing is retiring from the Company on May 31, 2015.  Mr. Cushing has assumed the new role of Chief Operating Officer and will assist his successor in the orderly transition of the CFO responsibilities through his retirement in May.

“Bob has been integral part of the Company for over 20 years.  His leadership of the Company's financial operation as CFO has been a key component in the growth and success at TrustCo,” said Robert McCormick.  “We wish him the best of luck in his retirement and he will be missed.”

Robert McCormick also announced today that Michael M. Ozimek, has been named Senior Vice President and CFO.  Mike has been with TrustCo for twelve years and is a graduate of Siena College.   Prior to joining TrustCo Mike worked at the accounting firm KPMG.   Mr. McCormick noted “Bob and Mike have worked together for a number of years and I am confident that the transition will go very smoothly.   We are pleased to have an individual of Mike's caliber assume the role of CFO.”

TrustCo Bank Corp NY is a $4.6 billion savings and loan holding company.  Its subsidiary, Trustco Bank, operates 143 offices in New York, Florida, Massachusetts, New Jersey and Vermont.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.

The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during the remainder of 2014 and for the growth of loans and deposits throughout our branch network and our ability to capitalize on economic changes in the areas in which we operate.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules to distribute capital to TrustCo, which could affect our ability to pay dividends; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; results of examinations of Trustco Bank and TrustCo by our respective regulators; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2013, as amended, and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.